EX 99.1

FOR FURTHER INFORMATION CONTACT:

FOR IMMEDIATE RELEASE

Frank ten Brink  847-607-2012

Conference call to be held July 28, 2010 at 4:00 p.m. Central time – Dial 866-516-6872 at least 5 minutes before start time. If you are unable to participate on the call, a replay will be available through August 28th by dialing 800-642-1687, access code 84295630. To hear a live simulcast of the call over the internet on www.earnings.com, or to access an audio archive of the call, go to the Investors page on Stericycle’s website at www.stericycle.com.

STERICYCLE, INC. REPORTS RESULTS

FOR SECOND QUARTER 2010

Lake Forest, Illinois, July 28, 2010—Stericycle, Inc. (NASDAQ:SRCL), today reported financial results for the second quarter of 2010.

Revenues for the quarter ended June 30, 2010 were $347.7 million, up 20.2% from $289.3 million from the same quarter last year. Acquisitions less than 12 months old contributed approximately $29.2 million to the growth in revenues.  Impact from foreign exchange in the quarter was immaterial.  Gross profit was $161.5 million, up 18.3% from $136.5 million in the second quarter last year. Gross profit as a percent of revenue was 46.5% compared with 47.2% in the second quarter of 2009.  Gross profit for the second quarter of 2010 was unfavorably impacted by $0.7 million of restructuring costs for our regulated returns management services business, or 0.2% of revenue.

Net income attributable to Stericycle for the second quarter of 2010 was $53.1 million or $0.61 per diluted share compared with $43.9 million or $0.51 per diluted share for the second quarter of 2009, up 21.1%.  Net income attributable to Stericycle for the second quarter of 2010 reflected various non-operational items, which taken together, resulted in non-GAAP earnings per diluted share of $0.62 (see table below). Our non-GAAP earnings per diluted share increased 18.6% from our non-GAAP earnings per share of $0.52 in the second quarter of 2009.

FIRST SIX MONTHS’ RESULTS

For the six months ending June 30, 2010, revenues were $682.9 million, up 20.6% from $566.4 million in the same period last year. Revenues increased 19.7% compared with the prior period when adjusted for favorable foreign exchange impacts of $5.1 million.  Gross profit was $316.9 million, up 19.9% from $264.3 million in the same period last year. Gross profit as a percent of revenue was 46.4% compared with 46.7% in 2009. Earnings per diluted share increased 20.0% to $1.17 from $0.97 per diluted share in the same period last year. Non-GAAP earnings per diluted share, when adjusted for various non-operational items, increased from $0.99 to $1.18, or 19.3% (see table below):

* In accordance with U.S. generally accepted accounting principles (GAAP), reported earnings per share include the after-tax impact of the items identified in this table. For internal purposes, including the determination of management compensation, the Company excludes these items from results when evaluating operating performance. This table and the Company’s internal use of non-GAAP earnings per share are not intended to imply, and should not be interpreted as implying, that non-GAAP earnings per share is a better measure of performance than GAAP earnings per share.

Cash flow from operations was $129.3 million for the six months ended June 30, 2010.

For more information about Stericycle, please visit our website at www.stericycle.com.

Safe Harbor Statement: Statements in this press release may contain forward-looking statements that involve risks and uncertainties, some of which are beyond our control (for example, general economic conditions). Our actual results could differ significantly from the results described in the forward-looking statements. Factors that could cause such differences include changes in governmental regulation of medical waste collection and treatment and increases in transportation and other operating costs, as well as the other factors described in our filings with the U.S. Securities and Exchange Commission. As a result, past financial performance should not be considered a reliable indicator of future performance, and investors should not use historical trends to anticipate future results or trends. We make no commitment to disclose any subsequent revisions to forward-looking statements.

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

In thousands, except share and per share data
	June 30,	December 31,
	2010	2009
	(Unaudited)	(Audited)
ASSETS
Current Assets:
Cash and cash equivalents	$8,251	$15,767
Short-term investments	2,234	1,131
Accounts receivable, less allowance for doubtful accounts of $9,592 in 2010 and $8,709 in 2009	194,306	179,770
Deferred income taxes	16,458	14,087
Prepaid expenses	13,836	12,421
Other current assets	25,975	23,364
Total Current Assets	261,060	246,540
Property, Plant and Equipment, net	252,391	246,154
Other Assets:
Goodwill	1,452,051	1,394,091
Intangible assets, less accumulated amortization of $22,322 in 2010 and $18,546 in 2009	309,562	269,454
Other	25,924	26,564
Total Other Assets	1,787,537	1,690,109
Total Assets	$2,300,988	$2,182,803

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Current portion of long-term debt	$92,490	$78,026
Accounts payable	44,051	47,608
Accrued liabilities	99,209	92,226
Deferred revenues	16,568	14,954
Total Current Liabilities	252,318	232,814
Long-term debt, net of current portion	859,429	910,825
Deferred income taxes	196,061	171,744
Other liabilities	13,777	10,247
Shareholders' Equity:
Common stock (par value $.01 per share, 120,000,000 shares authorized, 85,380,255 issued and outstanding in 2010 and 84,715,005 issued and outstanding in 2009)	854	847
Additional paid-in capital	69,410	47,522
Accumulated other comprehensive income	(31,892)	(12,292)
Retained earnings	910,831	809,618
Total Stericycle, Inc. Shareholders’ Equity	949,203	845,695
Noncontrolling interest	30,200	11,478
Total Shareholders' Equity	979,403	857,173
Total Liabilities and Shareholders' Equity	$2,300,988	$2,182,803

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

In thousands, except share and per share data
	Three months ended June 30,				Six months ended June 30,
	2010		2009		2010		2009
	$	% of Rev	$	% of Rev	$	% of Rev	$	% of Rev
Revenues	347,734	100.0	289,268	100.0	682,911	100.0	566,358	100.0
Cost of revenues	185,471	53.3	152,734	52.8	364,903	53.3	302,021	53.3
Restructuring costs	726	0.2	--	0.0	1,154	0.2	--	0.0
Gross profit	161,537	46.5	136,534	47.2	316,854	46.4	264,337	46.7
SG&A expenses	65,091	18.7	54,215	18.7	129,113	18.9	106,087	18.7
Amortization	2,159	0.6	1,376	0.5	4,134	0.6	2,386	0.4
Total SG&A expense and amortization	67,250	19.3	55,591	19.2	133,247	19.5	108,473	19.2
Income from operations before acquisition, integration, and other expenses	94,287	27.1	80,943	28.0	183,607	26.9	155,864	27.5
Transactional expenses related to acquisitions	556	0.2	1,330	0.5	1,356	0.2	1,940	0.3
Restructuring costs and plant closure expense	837	0.2	--	0.0	1,076	0.2	--	0.0
Litigation settlement	937	0.3	--	0.0	937	0.1	--	0.0
Gain on sale of assets	(2,955)	-0.8	--	0.0	(2,955)	-0.4	--	0.0
Acquisition integration expenses	1,314	0.4	73	0.0	2,463	0.4	184	0.0
Income from operations	93,598	26.9	79,540	27.5	180,730	26.5	153,740	27.1
Other income (expense):
Interest income	32	0.0	49	0.0	112	0.0	223	0.0
Interest expense	(8,870)	-2.6	(8,200)	-2.8	(17,833)	-2.6	(16,299)	-2.9
Other expense, net	(892)	-0.3	(828)	-0.3	(1,895)	-0.3	(1,618)	-0.3
Total other expense	(9,730)	-2.8	(8,979)	-3.1	(19,616)	-2.9	(17,694)	-3.1
Income before income taxes	83,868	24.1	70,561	24.4	161,114	23.6	136,046	24.0
Income tax expense	30,102	8.7	26,567	9.2	58,714	8.6	51,378	9.1
Net income	53,766	15.5	43,994	15.2	102,400	15.0	84,668	14.9
Net income attributable to noncontrolling interests	672	0.2	92	0.0	1,187	0.2	111	0.0
Net income attributable to Stericycle, Inc.	53,094	15.3	43,902	15.2	101,213	14.8	84,557	14.9

Earnings per share-diluted	0.61		0.51		1.17		0.97

Weighted average number of common shares outstanding-diluted	86,694,239		88,843,260		86,646,109		86,843,043

STERICYCLE, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

In thousands
	Six Months Ended June 30,
	2010	2009
OPERATING ACTIVITIES:
Net income	$102,400	$84,668
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of assets	(2,955)	--
Plant closure expense	478	--
Stock compensation expense	7,741	7,092
Excess tax benefit of stock options exercised	(13,430)	(551)
Depreciation	20,872	16,118
Amortization	4,134	2,386
Deferred income taxes	12,110	11,976
Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
Accounts receivable	(11,688)	12,302
Accounts payable	(5,436)	(7,806)
Accrued liabilities	9,042	(1,620)
Deferred revenues	1,826	181
Other assets	4,211	1,456
Net cash provided by operating activities	129,305	126,202

INVESTING ACTIVITIES:
Payments for acquisitions and international investments, net of cash acquired	(67,826)	(60,519)
Proceeds from / (purchase of) short-term investments	(911)	513
Proceeds from sale of assets	8,000	448
Capital expenditures	(25,017)	(17,904)
Net cash used by investing activities	(85,754)	(77,462)

FINANCING ACTIVITIES:
Repayment of long-term debt	(44,126)	(11,383)
Net payments on senior credit facility	(18,249)	(71,762)
Proceeds from term loan	--	50,000
Payments of deferred financing costs	--	(888)
Payments on capital lease obligations	(1,829)	(122)
Purchase/ cancellation of treasury stock	(24,260)	(29,975)
Proceeds from other issuance of common stock	25,334	9,163
Excess tax benefit of stock options exercised	13,430	551
Net cash used by financing activities	(49,700)	(54,416)
Effect of exchange rate changes on cash	(1,367)	(737)
Net decrease in cash and cash equivalents	(7,516)	(6,413)
Cash and cash equivalents at beginning of period	15,767	9,095
Cash and cash equivalents at end of period	$8,251	$2,682

NON-CASH ACTIVITIES:
Net issuance of notes payable for certain acquisitions	$31,042	$20,756